Exhibit 10.1

AMENDMENT TO THE PROMISSORY NOTE

THIS AMENDMENT (this “Amendment”) to the Promissory Note, dated as of May 20, 2024 (the “Note”), by and between Apimeds Pharmaceuticals US, Inc. a Delaware corporation (the “Company”) and Inscobee, Inc., a South Korean corporation (the “Holder”), is made and entered into as of May 16, 2025. All capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Note.

1.	Amendment to Loan Term. The “Loan Term” section of the Note is hereby amended and restated in its entirety to read as follows:

“The entire outstanding principal balance of and all accrued and unpaid interest thereon shall be due on May 19, 2026 (the “Maturity Date”). A single payment for the entire outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.”

2.	Effect of Amendment. Except to the extent amended hereby, the terms and provisions of the Original Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

APIMEDS PHARMACEUTICALS US, INC.

By:	/s/ Erik Emerson
Name:	Erik Emerson
Its:	Chief Executive Officer

INSCOBEE, INC.

By:	/s/ Jakap Koo
Name:	Jakap Koo
Its:	President & CEO